Exhibit 99.1

Media Contact:

McCall Butler

Office: 917-209-5792

E-mail: mb8191@att.com

AT&T INC. ANNOUNCES TENDER OFFERS FOR CERTAIN

OUTSTANDING DEBT SECURITIES

Dallas, Tex., November 5, 2013 – AT&T Inc. (NYSE: T; and “AT&T”) today announced that it has commenced tender offers to purchase for cash certain debt securities listed in the tables below (collectively, the —“Securities” and each a —“series” of Securities).

Any and All Tender Offers

The Company is offering to purchase for cash any and all of the fifteen series of notes described in the table below:

Title of Security	Issuer	CUSIP Number	Principal Amount Outstanding
7.12% Debentures due 2097	BellSouth Corporation(1)	079857AF5	$293,144,000
7% Debentures due 2095	BellSouth Telecommunications, LLC(2)	079867AP2	$240,899,000
6.65% Zero-to-Full Debentures due 2095	BellSouth Telecommunications, LLC(2)	079867AS6	$268,962,000
7.875% Debentures due 2030	BellSouth Corporation(1)	079857AH1	$690,220,000
6.875% Notes due 2031	BellSouth Corporation	079860AD4	$505,451,000
6.550% Notes due 2034	BellSouth Corporation	079860AE2	$510,459,000
6.875% Debentures due 2027	Ameritech Capital Funding Corporation	030955AJ7	$200,000,000
6.55% Debentures due 2028	Ameritech Capital Funding Corporation	030955AN8	$400,000,000
7.30% Debentures due 2026	Indiana Bell Telephone Co., Inc.	454614AK4	$150,000,000
7% Debentures due 2025	BellSouth Telecommunications, LLC(2)	079867AM9	$300,000,000
6.00% Notes due 2034	BellSouth Corporation	079860AK8	$528,871,000
6.375% Debentures due 2028	BellSouth Telecommunications, LLC(2)	079867AW7	$500,000,000
6.800% Notes due 2036	AT&T Inc.	00206RAB8	$267,870,000
8.750% Senior Notes due 2031	New Cingular Wireless Services, Inc.(3)	00209AAF3	$896,496,000
6.500% Notes due 2029	AT&T Corp.	001957AW9	$263,472,000

(1)	These notes were issued by BellSouth Capital Funding Corporation, which subsequently merged with and into BellSouth Corporation.
(2)	Formerly known as BellSouth Telecommunications, Inc.
(3)	Formerly known as AT&T Wireless Services, Inc.

Maximum Tender Offers

The Company is offering to purchase for cash the nine series of notes described in the table below in an aggregate principal amount of up to $4,000,000,000 less the aggregate principal amount of notes validly tendered and accepted for purchase in the Any and All Tender Offers (as defined below).

Title of Security	Issuer	CUSIP Number	Principal Amount Outstanding	Acceptance Priority Level
5.20% Notes due 2016(1)	BellSouth Corporation	079860AL6	$400,000,000	1
5.625% Global Notes due 2016(1)	AT&T Inc.(2)	78387GAL7	$1,250,000,000	2
6.500% Global Notes due 2037	AT&T Inc.	00206RAD4	$1,981,282,000	3
6.300% Global Notes due 2038	AT&T Inc.	00206RAG7	$2,750,000,000	4
6.55% Global Notes due 2039	AT&T Inc.	00206RAS1	$2,250,000,000	5
6.450% Global Notes due 2034	AT&T Inc.(3)	78387GAM5	$491,219,000	6
6.40% Global Notes due 2038	AT&T Inc.	00206RAN2	$445,620,000	7
6.150% Global Notes due 2034	AT&T Inc.(3)	78387GAQ6	$586,254,000	8
7.125% Debentures due 2026	Pacific Bell Telephone Company(4)	694032AT0	$625,000,000	9

(1)	The maximum aggregate principal amount of 5.20% Notes due 2016 and 5.625% Global Notes due 2016 that shall be accepted in the aggregate in the Maximum Tender Offers (as defined below) is $500,000,000.
(2)	Some of these notes were issued by SBC Communications Inc., which is now known as AT&T Inc.
(3)	AT&T Inc. was formerly known as SBC Communications Inc.
(4)	Pacific Bell Telephone Company was formerly known as Pacific Bell.

Holders whose Securities are accepted for purchase will receive accrued and unpaid interest from the last interest payment date up to, but not including, the applicable settlement date.

The tender offers consist of two separate groups of offers (each a —“Tender Offer,” and collectively, the —“Tender Offers”) on the terms and conditions set forth in the offer to purchase and related letter of transmittal, each dated November 5, 2013 (as they may be amended or supplemented, the “Tender Offer Documents”), with (i) Tender Offers to purchase any and all (the “Any and All Tender Offers”) of the fifteen series of notes listed in the first table above (collectively, the “Any and All Notes”), and (ii) Tender Offers to purchase up to the Maximum Tender Amount (as defined below) (the “Maximum Tender Offers”) of the nine series of notes listed in the second table above (collectively, the “Maximum Tender Offer Notes”).

The Any and All Tender Offers will expire at 5:00 p.m., New York City time, on November 13, 2013, unless extended or earlier terminated (such time and date, as the same may be extended, the “Any and All Expiration Date”).

The Maximum Tender Offers are for an aggregate principal amount of Maximum Tender Offer Notes up to the Maximum Tender Amount (as defined below) at a purchase price and in the order of priority determined in accordance with the procedures and subject to the terms and conditions set forth in the Tender Offer Documents, provided that the maximum aggregate principal amount of the 5.20% Notes due 2016 and the 5.625% Global Notes due 2016 (together, the “2016 Notes”) that shall be accepted in the aggregate in the Maximum Tender Offers is $500,000,000 (the “2016 Cap”).

The “Maximum Tender Amount” is $4,000,000,000 less the aggregate principal amount of the Any and All Notes validly tendered and accepted for purchase in the Any and All Tender Offers. The aggregate principal amount of Maximum Tender Offer Notes accepted in connection with the Maximum Tender Offers will not exceed the Maximum Tender Amount. If any Maximum Tender Offer Notes are validly tendered such that the aggregate principal amount of Maximum Tender Offer Notes exceeds the Maximum Tender Amount, the Maximum Tender Offer Notes will be purchased in accordance with the acceptance priority levels set forth in the second table above (the “Acceptance Priority Levels”), subject to the 2016 Cap for the 2016 Notes. All Maximum Tender Offer Notes of a series having a higher Acceptance Priority Level will be accepted for purchase before any tendered Maximum Tender Offer Notes having a lower

Acceptance Priority Level are accepted, subject to the 2016 Cap for the 2016 Notes such that in the event the aggregate principal amount of 2016 Notes validly tendered exceeds the 2016 Cap, Maximum Tender Offer Notes having a lower Acceptance Priority Level than either series of 2016 Notes will be accepted for purchase, to the extent such Maximum Tender Offer Notes are validly tendered, in lieu of such 2016 Notes that are validly tendered but which exceed the 2016 Cap. If the aggregate principal amount of Maximum Tender Notes validly tendered exceeds the Maximum Tender Amount, AT&T will purchase some, but not all, of the Maximum Tender Offer Notes of a series, or if the aggregate principal amount of 2016 Notes validly tendered exceeds the 2016 Cap, the amount of such Maximum Tender Offer Notes or 2016 Notes, as applicable, purchased will be on a prorated basis as described more fully in the Tender Offer Documents. Subject to applicable law, AT&T may increase or decrease the Maximum Tender Amount or the 2016 Cap in its sole discretion.

The Maximum Tender Offers will expire at 11:59 p.m., New York City time, on December 4, 2013, unless extended or earlier terminated (such date and time, as the same may be extended, the “Maximum Tender Expiration Date”). Holders of Maximum Tender Offer Notes must validly tender and not validly withdraw their Maximum Tender Offer Notes at or prior to 5:00 p.m., New York City time, on November 19, 2013, unless extended or earlier terminated (such date and time, as the same may be extended, the “Early Tender Date”) to be eligible to receive an early tender premium.

Any and All Notes may be validly withdrawn at any time at or prior to 5:00 p.m., New York City time, on November 13, 2013, unless such date and time is extended or earlier terminated by AT&T, but not thereafter. Maximum Tender Offer Notes may be validly withdrawn at any time at or prior to 5:00 p.m., New York City time, on November 19, 2013, unless such date and time is extended or earlier terminated by AT&T, but not thereafter.

Only registered holders of Securities are entitled to tender Securities pursuant to the Tender Offers. A beneficial owner of Securities that are held of record by a custodian bank, broker, dealer, commercial bank, trust company or other nominee must contact the nominee and request that such nominee tender such Securities on the beneficial owner’s behalf prior to the Any and All Expiration Date, the Early Tender Date or the Maximum Tender Expiration Date, as applicable.

The Tender Offers are subject to the satisfaction or waiver of certain conditions, as specified in the Tender Offer Documents.

Information Relating to the Tender Offers

The Tender Offer Documents for all of the Securities are being distributed to holders beginning today. Deutsche Bank Securities Inc. and J.P. Morgan Securities LLC are the lead dealer managers for the Tender Offers. Investors with questions regarding the Tender Offers may contact Deutsche Bank Securities Inc. at (866) 627-0391 (toll-free) or (212) 250-2955 (collect) or J.P. Morgan Securities LLC at (866) 834-4666 (toll-free) or (212) 834-4811 (collect). Global Bondholder Services Corporation is the tender and information agent for the Tender Offers and can be contacted at (866) 873-7700 (toll-free) or (212) 430-3774 (collect).

None of AT&T or its affiliates, their respective boards of directors, the dealer managers, the tender and information agent or the applicable trustee with respect to any Securities is making any recommendation as to whether holders should tender any Securities in response to any of the Tender Offers, and neither AT&T nor any such other person has authorized any person to make any such recommendation. Holders must make their own decision as to whether to tender any of their Securities, and, if so, the principal amount of Securities to tender.

This press release is for informational purposes only and is not an offer to buy, or the solicitation of an offer to sell, any of the Securities. The full details of the Tender Offers for the Securities, including complete instructions on how to tender Securities, will be included in the Tender Offer Documents. Holders are strongly encouraged to read carefully the Tender Offer Documents, including materials filed with the Securities and Exchange Commission and incorporated by reference therein, because they will contain important information.

Holders may obtain a copy of the Tender Offer Documents, free of charge, from Global Bondholder Services Corporation, the tender and information agent in connection with the Tender Offers, by calling toll-free at (866) 873-7700 (bankers and brokers can call collect at (212) 430-3774). Holders are urged to carefully read these materials prior to making any decisions with respect to the Tender Offers.

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FORWARD-LOOKING STATEMENTS

Information set forth in this news release contains forward-looking statements that are subject to risks and uncertainties, and actual results may differ materially. A discussion of factors that may affect future results is contained in AT&T’s filings with the Securities and Exchange Commission and in the offering memorandum related to the Exchange Offers. AT&T disclaims any obligation to update or revise statements contained in this news release based on new information or otherwise.